Exhibit 99.1

Global Clean Energy Chief Executive Officer and Founder Richard Palmer Announces Retirement
President Noah Verleun Named as Interim Chief Executive Officer

LOS ANGELES, CA – February 29, 2024 – Global Clean Energy Holdings, Inc. (OTCQB:GCEH), renewable fuels innovator and the world’s leading camelina supplier, today announced that founder Richard Palmer has notified the Board of Directors that he will retire as Chief Executive Officer. Palmer will remain a member of Global Clean Energy’s Board following his retirement. The Board of Directors has appointed current President Noah Verleun as Interim CEO.

As founder of Global Clean Energy and its leader for 17 years, Palmer is the visionary behind the Company’s vertically integrated farm-to-fuel strategy. Under Palmer’s leadership, Global Clean Energy has grown to more than 150 employees operating on three continents.

“I am extremely proud of the talented and hard working team we have assembled through the years and am grateful for the opportunity to have advanced the promise of Global Clean Energy from concept to reality. Now, as the Company pivots from construction to operations in the coming months at our Bakersfield facility, it is a fitting time to transition to the next generation of leadership,” Palmer said. “I have worked closely with Noah since the early days of Global Clean Energy’s journey and know that his exceptional leadership and business experience will guide the Company successfully into its next chapter.”

Noah Verleun brings extensive knowledge of the renewable energy industry with nearly 15 years of experience driving Global Clean Energy’s strategy, including managing and advancing key commercial relationships. He has served as Global Clean Energy’s President since April 2022 and, prior to that, held multiple key roles across the organization.

“I’m excited to continue working alongside our strong leadership team,” Verleun said. “We remain laser-focused on completing the Bakersfield Renewable Fuels facility, which we expect to begin production in the second quarter of 2024.”

David Walker, Global Clean Energy’s Chairman of the Board, added: “We are confident Noah is the right leader for Global Clean Energy as the Company heads into its next phase. The Board also thanks Richard for his many contributions. His strong entrepreneurial spirit and vision for renewable energy have put Global Clean Energy on the successful path it is on today, and we are delighted he will continue to make meaningful contributions to our future growth as a member of the Board of Directors.”

About Global Clean Energy

Global Clean Energy Holdings, Inc. (OTCQB:GCEH) is a vertically integrated renewable fuels company specializing in the development and cultivation of camelina, a nonfood, regenerative, intermediate oilseed crop, which is used for the production of advanced biofuels and biomaterials. With a vision that begins in the laboratory, moves through the farm gate and finishes with renewable fuels, GCEH’s farm-to-fuels value chain integration provides unrivaled access to reliable, ultra-low carbon feedstocks and is unparalleled in the sustainable fuels industry. To learn more, visit gceholdings.com.

Exhibit 99.1

Forward-Looking Statements

This press release contains forward-looking information. All statements other than statements of historical fact are “forward-looking statements”, including any statements of the plans, strategies and objectives for future operations, the likelihood of improving camelina yields or achieving any profitability therefrom, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance, the ability to complete our Bakersfield Renewable Fuels facility and commence commercial operations therefrom, and the expected financial and operational results of Global Clean Energy Holdings, Inc. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof, or other comparable terminology. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks, and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this press release. Any forward-looking statements are made as of the date of this press release. We do not intend, and undertake no obligation, to update any forward-looking statements.

Media Contact

Amanda Parsons DeRosier | Amanda.DeRosier@gceholdings.com

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